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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES OF
                             TELETECH HOLDINGS, INC.


                                                        Jurisdiction
      Name of Subsidiary *                              of Organization
      ------------------                                ---------------
 1.   TeleTech Services Corporation  . . . . . . . . .  State of Colorado
      (a)  TeleTech Telecommunications, Inc. . . . . .  State of California

      (b)  TeleTech Teleservices, Inc. . . . . . . . .  State of Colorado

      (c)  TeleTech UK Limited . . . . . . . . . . . .  United Kingdom

      (d)  Access 24 Limited . . . . . . . . . . . . .  United Kingdom

      (e)  TeleTech Financial Services Management,
           Inc.  . . . . . . . . . . . . . . . . . . .  State of Delaware

      (f)  TeleTech Facilities Management (Postal
           Customer Support), Inc. . . . . . . . . . .  State of Delaware

      (g)  TeleTech Facilities Management (Parcel
           Customer Support), Inc.   . . . . . . . . .  State of Delaware

      (h)  TeleTech Health Services Management, Inc.    State of Delaware

      (i)  TeleTech Customer Care Management (West
           Virginia), Inc.   . . . . . . . . . . . . .  State of West Virginia

      (j)  TeleTech Customer Care Management (New
           York), Inc.   . . . . . . . . . . . . . . .  State of New York

 2.   TeleTech International Pty Limited . . . . . . .  New South Wales,
                                                        Australia

      (a)  TeleTech Limited  . . . . . . . . . . . . .  New Zealand

      (b)  High Performance Healthcare Limited . . . .  Queensland, Australia





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     * Each of the subsidiaries conducts business under its legal corporate name listed above.